PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED SEPTEMBER 21, 2001)              REGISTRATION No. 333-68556


                             COR THERAPEUTICS, INC.

 $300,000,000 Principal Amount 4.50% Convertible Senior Notes due June 15, 2006 and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

     This prospectus supplement should be read in conjunction with the prospectus dated September 21, 2001, which is to be delivered with the prospectus supplement.

     See "Risk Factors" beginning on page 6 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:


                                                                                                            Common Stock
                                                      Principal Amount of   Shares of Common                 Owned After
                                                       Notes Beneficially  Stock Beneficially  Common Stock Completion of
Name                                                  Owned and Offered(1)      Owned(2)         Offered     Offering(3)
---------------------------------------------------------------------------------------------------------------------------
AIG/National Union Fire Insurance                             500,000            12,469          12,469             0
Alexandra Global Investment Fund 1, Ltd.                    3,000,000           252,449(7)       74,816       177,633
Allstate Corporation                                        2,250,000(4)        107,378(5)       56,112        51,266(6)
Alta Partners Holdings, LDC                                 3,010,000            75,066          75,066             0
American Samoa Government                                     102,000             2,543           2,543             0
AmerUs Group Pension Plan                                   1,000,000            24,938          24,938             0
Argent Classic Convertible Arbitrage Fund (Bermuda)         6,500,000           280,524(7)       62,102       118,422
Ltd.
Argent Classic Convertible Arbitrage Fund L.P.              1,000,000            54,543(7)       24,938        29,605
Argent LowLev Convertible Arbitrage Fund LLC                  500,000            12,469          12,469             0
Bank Austria Cayman Island Ltd.                             5,750,000           143,398         143,398             0
BP Amoco Plc. Master Trust                                  1,535,000            38,281          38,281             0
CALAMOS Market Neutral Fund--CALAMOS Investment Trust       4,600,000           114,718         114,718             0
Canyon Capital Arbitrage Master Hedge Fund, Ltd.            3,000,000            74,816          74,816             0
Canyon Mac 18 (RMF)                                         1,050,000            26,185          26,185             0
Canyon Value Realization Fund (Cayman), Ltd.                7,700,000           192,029         192,029             0
Chrysler Corporation Master Retirement Trust                3,960,000           141,686(7)       98,758        42,928
Citicorp Life Insurance Company                                18,000               448             448             0
Clinton Multistrategy Master Fund, Ltd.                     5,250,000           129,682         129,682             0
Clinton Riverside Convertible Portfolio Limited             5,250,000           129,682         129,682             0
Consulting Group Capital Markets Funds                        200,000             4,987           4,987             0
Convertible Securities Fund                                   150,000             3,740           3,740             0
Credit Suisse First Boston Corporation (8)                  5,250,000           500,999(7)      130,929       370,070
Delta Air Lines Master Trust (c/o Oaktree Capital           1,595,000            40,665(7)       39,777           888
Management, LLC)
Delta Pilots D & S Trust (c/o Oaktree Capital                 835,000            20,823          20,823             0
Management, LLC)
Deutsche Banc Alex Brown Inc.                              20,750,000           893,887(7)      517,482       376,405
Estate of James Campbell                                      216,000            10,330(7)        5,386         4,944
Fidelity Financial Trust: Fidelity Convertible              4,000,000            99,755          99,755             0
Securities Fund
Franklin and Marshall College                                  95,000             2,369           2,369             0
Golden Rule Insurance Company                                 300,000             7,481           7,481             0
Goldman Sachs and Company (10)                              6,500,000           162,102         162,102             0
Harris Insight Convertible Securities Fund                    600,000            14,963          14,963             0

                                       1.


                                                                                                                    Common Stock
                                                        Principal Amount of    Shares of Common                      Owned After
                                                        Notes Beneficially    Stock Beneficially   Common Stock     Completion of
Name                                                   Owned and Offered(1)        Owned(2)          Offered         Offering(3)
------------------------------------------------------------------------------------------------------------------------------------

Hotel Union & Hotel Industry of Hawaii                        515,000              12,843             12,843                 0
James Campbell Corporation                                    286,000               7,132              7,132                 0
Jefferies & Company, Inc.                                   1,012,000              25,238             25,238                 0
JMG Capital Partners LP                                     5,000,000             376,341(7)         124,694           251,647
JMG Triton Offshore Fd Ltd.                                 5,000,000             139,496(7)         124,694            14,802
KBC Financial Products (Cayman Islands) Limited            12,500,000             311,736            311,736                 0
L.A. Fire and Police Pension Fund                           2,200,000              54,865             54,865                 0
Leonardo L.P.                                              11,000,000             274,327            274,327                 0
Lincoln National Global Asset Allocation Fund, Inc.            40,000                 997                997                 0
McMahan Securities Co., L.P                                   950,000              26,918(7)          23,691             3,227
Morgan Stanley & Co                                         5,000,000             124,694            124,694                 0
Morgan Stanley Dean Witter Convertible Securities           1,500,000              37,408             37,408                 0
Trust
Motion Picture Industry Health Plan--Active Member            430,000              14,719(7)          10,723             3,996
Fund
Motion Picture Industry Health Plan--Retiree Member           185,000               6,241(7)           4,613             1,628
Fund
Museum of Fine Arts, Boston                                    10,000                 545(7)             249               296
Nations Convertible Securities Fund                         5,850,000             145,892            145,892                 0
OCM Convertible Trust                                       2,865,000              97,649(7)          71,449            26,200
Onyx Fund Holdings, Ldc                                     5,700,000             142,151            142,151                 0
Parker-Hannifin Corporation                                   160,000               5,026(7)           3,990             1,036
Partner Reinsurance Company                                   725,000              24,593(7)          18,080             6,513
Penn Treaty Network America Insurance Company                  95,000               2,369              2,369                 0
Primerica Life Insurance Company                              328,000               8,179              8,179                 0
Putnam Asset Allocation Funds--Balanced Portfolio             680,000              21,073(7)          16,958             4,115
Putnam Asset Allocation Funds--Conservative Portfolio         530,000              15,851(7)          13,217             2,634
Putnam Convertible Income--Growth Fund                      5,110,000             187,358(7)         127,437            59,921
Putnam Convertible Opportunities and Income Trust.            180,000               6,235(7)           4,489             1,746
Putnam Variable Trust-Putnam VT Global Asset                  180,000               4,489              4,489                 0
Allocation Fund
RCG Latitude Master Fund                                    1,500,000              37,408             37,408                 0
RCG Multi Strategy LP                                         250,000               6,234              6,234                 0
Robertson Stephens(9)                                       3,350,000             172,361(7)          83,545            88,816
Sagamore Hill Hub Fund Ltd.                                10,000,000             249,389            249,389                 0
Sage Capital                                                  100,000              72,066(7)           2,493            69,573
Salomon Brothers Asset Management, Inc.                    13,500,000             336,675            336,675                 0
SG Cowen Securities                                        10,000,000             249,389            249,389                 0
Shephard Investments International, Ltd                     4,000,000             378,521(7)          99,755           278,766
Stark International                                         6,000,000             253,252(7)         149,633           103,619
Starvest Combined Portfolio                                   640,000              15,960             15,960                 0
State Employees' Retirement Fund of the State of            1,865,000              63,534(7)          46,511            17,023
Delaware
State of Connecticut Combined Investment Funds              3,985,000             135,795(7)          99,381            36,414
The Travelers Indemnity Company                             1,239,000              30,899             30,899                 0
The Travelers Insurance Company--Life                         579,000              14,439             14,439                 0
The Travelers Insurance Company--Separate Account TLAC         41,000               1,022              1,022                 0
The Travelers Life and Annuity Company                         45,000               1,122              1,122                 0
The Travelers Series Trust Convertible Bond Portfolio         250,000               6,234              6,234                 0
The Value Realization Fund, L.P.                            4,000,000              99,755             99,755                 0
TQA Master Fund, Ltd.                                       3,950,000             225,071(7)          98,508           126,563
TQA Master Plus Fund, Ltd                                   2,500,000              91,952(7)          62,347            29,605
Tribeca Investment L.L.C.                                   1,500,000              37,408             37,408                 0
UBS O'Connor LLC, F/B/O UBS Global Equity Arbitrage         1,910,000              47,633             47,633                 0
Master Ltd.
Vanguard Convertible Securities Fund, Inc.                  4,820,000             162,244(7)         120,205            42,039
Victory Capital Management as Agent for the Victory           250,000               6,234              6,234                 0
Convertible Securities Fund
ZCM Asset Holding Company                                     250,000               9,194(7)           6,234             2,960
Zurich Institutional Benchmarks Master Fund Limited           334,000               8,329              8,329                 0


(1) Consists solely of principal amount of the 4.50% Convertible Senior Notes being offered hereby.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of the 4.50% Convertible Senior Notes.

                                       2.

(3) Unless otherwise noted, represents shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes.

(4) Consists of $1,800,000 principal amount of the 4.50% Convertible Senior Notes held by Allstate Insurance Company and $450,000 principal amount of the 4.50% Convertible Senior Notes held by Allstate Life Insurance Company.

(5) Consists of 44,890 shares of common stock issuable upon conversion of our 4.50% Convertible Senior Notes held by Allstate Insurance Company; 11,222 shares of common stock issuable upon conversion of our 4.50% Convertible Senior Notes held by Allstate Life Insurance Company; 15,394 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Insurance Company; 2,072 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Life Insurance Company; 20,100 shares of common stock held by Allstate Insurance Company; 1,000 shares of common stock held by Allstate Life Insurance Company; 3,500 shares of common stock held by Agents Pension Plan; 8,300 shares of common stock held by Allstate Retirement Plan; and 900 shares of common stock held by Allstate New Jersey Insurance Company.

(6) Consists of 15,394 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Insurance Company; 2,072 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Life Insurance Company; 20,100 shares of common stock held by Allstate Insurance Company; 1,000 shares of common stock held by Allstate Life Insurance Company; 3,500 shares of common stock held by Agents Pension Plan; 8,300 shares of common stock held by Allstate Retirement Plan; and 900 shares of common stock held by Allstate New Jersey Insurance Company.

(7) Includes common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes.

(8) Credit Suisse First Boston Corporation was an initial purchaser of the Notes from us. Credit Suisse First Boston Corporation purchased the notes listed on this table for its own account and not for purposes of distribution.

(9) Robertson Stephens was an initial purchaser of the Notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

(10) Goldman Sachs and Company was an initial purchaser of the Notes from us. Goldman Sachs and Company purchased the notes listed on this table for its own account and not for purposes of distribution.

          The date of this Prospectus Supplement is November 15, 2001.

                                       3.